EXHIBIT 99.1

PART I

ITEM 1. BUSINESS
General
Stanley Black & Decker, Inc. ("the Company") was founded in 1843 by Fredrick T. Stanley and incorporated in Connecticut in 1852. In March 2010, the Company completed a merger ("the Merger") with The Black & Decker Corporation (“Black & Decker”), a company founded by S. Duncan Black and Alonzo G. Decker and incorporated in Maryland in 1910. At that time, the Company changed its name from The Stanley Works ("Stanley") to Stanley Black & Decker, Inc. The Company is a diversified global provider of power and hand tools, products and services for various industrial applications, mechanical access solutions (i.e. automatic doors and commercial locking systems), and electronic security and monitoring systems with 2014 consolidated annual revenues of $11.3 billion. The Company is continuing to pursue a growth and acquisition strategy that involves industry, geographic and customer diversification to foster sustainable revenue, earnings and cash flow growth. The Company has developed key growth platforms within the Industrial and Security segments through acquisitions. Furthermore, two aspects of the Company's vision are to be a consolidator within the tool industry and to increase its presence in emerging markets, with a goal of ultimately generating greater than 20% of annual revenues from emerging markets. The Company has made investments in its organic growth initiatives in order to drive growth across all of its businesses, and anticipates the majority of acquisition-related investments being within the growth platforms previously mentioned. During 2013, the Company elected to place a moratorium on acquisitions to focus on its near-term priorities of operational improvement, deleveraging through improved credit metrics and returning capital to shareholders. The Company expects to resume acquisition activity in the second half of 2015 at the earliest. In 2014, approximately 49% of the Company’s annual revenues were generated in the United States, with the remainder largely from Europe (25%), emerging markets (17%) and Canada (5%).
Execution of the Company's strategy has resulted in approximately $6.2 billion of acquisitions since 2002 (excluding the Black & Decker merger) and increased brand investment, enabled by cash flow generation and increased debt capacity. The acquisition of Infastech for $826.4 million in February 2013, a 60% controlling share in Jiangsu Guoqiang Tools Co., Ltd. ("GQ") for a total purchase price of $48.5 million in May 2013, and the 2011 acquisition of Niscayah Group AB (“Niscayah”) for a total purchase price of $984.5 million exemplify this strategy. Infastech is a global manufacturer and distributor of specialty engineered fastening technology based in Hong Kong. The acquisition of Infastech adds to the Company's strong positioning in specialty engineered fastening, an industry with solid growth prospects particularly in the global electronics, industrial and automotive end markets, and has helped further expand the Company's global footprint with its strong concentration in fast-growing emerging markets. GQ is the #3 mid price point power tool manufacturer in China and complements the Company's existing power tools product offerings in the Tools & Storage segment. Niscayah is one of the largest access control and surveillance solutions providers in Europe. The Niscayah acquisition expanded and complemented the Company's existing electronic security offerings and further diversifies the Company's operations and international presence. In addition to these acquisitions, in December 2012, the Company sold its Hardware & Home Improvement business ("HHI"), including the residential portion of Tong Lung, to Spectrum Brands Holdings, Inc. ("Spectrum") for approximately $1.4 billion in cash. The purchase and sale agreement stipulated that the sale occur in a First and Second Closing. The First Closing, which excluded the residential portion of the Tong Lung business, occurred on December 17, 2012 while the Second Closing, in which the residential portion of the Tong Lung business was sold, occurred on April 8, 2013. The Company also divested several smaller businesses in recent years that did not fit into its long-term strategic objectives. The operating results of these divested businesses have been reported as discontinued operations in the Consolidated Financial Statements. Refer to Note E, Acquisitions, and Note T, Discontinued Operations, of the Notes to Consolidated Financial Statements in Item 8 for further discussion.
At January 3, 2015, the Company employed approximately 50,400 people worldwide. The Company’s principal executive office is located at 1000 Stanley Drive, New Britain, Connecticut 06053 and its telephone number is (860) 225-5111.

Description of the Business
The Company’s operations are classified into three reportable business segments, which also represent its operating segments: Tools & Storage, Industrial and Security. All segments have significant international operations in developed countries, but do not have large investments that would be subject to expropriation risk in developing countries. Fluctuations in foreign currency exchange rates result in translational and transactional impacts to international operations in each segment.
Additional information regarding the Company’s business segments and geographic areas is incorporated herein by reference to the material captioned “Business Segment Results” in Item 7 and Note P, Business Segments and Geographic Areas, of the Notes to Consolidated Financial Statements in Item 8.
Tools & Storage
The Tools & Storage segment is comprised of the Power Tools and Hand Tools & Storage businesses. The segment sells its products to professional end users, distributors and retail consumers. The majority of sales are distributed through retailers, including home centers, mass merchants, hardware stores, and retail lumber yards. Annual revenues in the Tools & Storage segment were $7.0 billion in 2014, representing 62% of the Company’s total revenues.
The Power Tools business includes professional products, consumer products and power tool accessories. Professional products include professional grade corded and cordless electric power tools and equipment including drills, impact wrenches and drivers, grinders, saws, routers and sanders, as well as pneumatic tools and fasteners including nail guns, nails, staplers and staples, concrete and masonry anchors. Consumer products include corded and cordless electric power tools sold primarily under the BLACK+DECKER brand, lawn and garden products, including hedge trimmers, string trimmers, lawn mowers, edgers and related accessories, and home products such as hand held vacuums, paint tools and cleaning appliances. Power tool accessories include drill bits, router bits, abrasives and saw blades.
The Hand Tools & Storage business sells measuring, leveling and layout tools, planes, hammers, demolition tools, knives, saws, chisels and industrial and automotive tools. Storage products include tool boxes, sawhorses, medical cabinets and engineered storage solution products.
Industrial
The Industrial segment is comprised of the Engineered Fastening and Infrastructure businesses. Annual revenues in the Industrial segment were $2.0 billion in 2014, representing 18% of the Company’s total revenues.
The Engineered Fastening business primarily sells engineered fastening products and systems designed for specific applications. The product lines include stud welding systems, blind rivets and tools, blind inserts and tools, drawn arc weld studs, engineered plastic and mechanical fasteners, self-piercing riveting systems and precision nut running systems, micro fasteners, and high-strength structural fasteners. The business sells to customers in the automotive, manufacturing, electronics, and aerospace industries, amongst others, and its products are distributed through direct sales forces and, to a lesser extent, third party distributors.
The Infrastructure business consists of the Oil & Gas and Hydraulics businesses. The Oil & Gas business sells and rents custom pipe handling, joint welding and coating equipment used in the construction of large and small diameter pipelines, and provides pipeline inspection services. The Hydraulics business sells hydraulic tools and accessories. The Infrastructure businesses sell to the oil and natural gas pipeline industry and other industrial customers. The products and services are primarily distributed through a direct sales force and, to a lesser extent, third party distributors.
Security
The Security segment is comprised of the Convergent Security Solutions ("CSS") and Mechanical Access Solutions ("MAS") businesses. Annual revenues in the Security segment were $2.3 billion in 2014, representing 20% of the Company’s total revenues.
The CSS business designs, supplies and installs electronic security systems and provides electronic security services, including alarm monitoring, video surveillance, fire alarm monitoring, systems integration and system maintenance. Purchasers of these systems typically contract for ongoing security systems monitoring and maintenance at the time of initial equipment installation. The business also sells healthcare solutions, which includes asset tracking solutions, infant protection, pediatric protection, patient protection, wander management, fall management, and emergency call products. The CSS business sells to consumers, retailers, educational, financial and healthcare institutions, as well as commercial, governmental and industrial customers. Products are sold predominantly on a direct sales basis.

The MAS business sells and installs automatic doors, commercial hardware, locking mechanisms, electronic keyless entry systems, keying systems, tubular and mortise door locksets. MAS sells to commercial customers primarily through independent distribution channels.
Operating Segments - Other Information
Competition
The Company competes on the basis of its reputation for product quality, its well-known brands, its commitment to customer service, strong customer relationships, the breadth of its product lines and its innovative products and customer value propositions.
The Company encounters active competition in the Tools & Storage and Industrial segments from both larger and smaller companies that offer the same or similar products and services. Certain large customers offer private label brands (“house brands”) that compete across a wider spectrum of the Company’s Tools & Storage segment product offerings. Competition in the Security segment is generally fragmented via both large international players and regional companies. Competition tends to be based primarily on price, the quality of service and comprehensiveness of the services offered to the customers.
Major Customers
A significant portion of the Company’s Tools & Storage products are sold to home centers and mass merchants in the U.S. and Europe. A consolidation of retailers both in North America and abroad has occurred over time. While this consolidation and the domestic and international expansion of these large retailers has provided the Company with opportunities for growth, the increasing size and importance of individual customers creates a certain degree of exposure to potential sales volume loss. As a result of the Company’s acquisition strategy, sales to U.S. home centers and mass merchants declined from a high of approximately 40% in 2002, to 15% before the Black & Decker merger. In 2014, sales to U.S. home centers and mass merchants were 19%. As acquisitions in the various growth platforms are made in future years, the proportion of sales to these valued U.S. home center and mass merchant customers is expected to continue to decrease to levels existing prior to the Black & Decker merger.

Working Capital
The Company continues to practice the operating disciplines encompassed by the Stanley Fulfillment System (“SFS”). SFS has five primary elements that work in concert: sales and operations planning, operational lean, complexity reduction, global supply management, and order-to-cash excellence. The Company develops standardized business processes and system platforms to reduce costs and provide scalability. SFS is instrumental in the reduction of working capital evidenced by the 56% improvement in working capital turns for the Company from 5.9 at the end of 2010 (excluding HHI) to 9.2 at the end of 2014. The continued efforts to deploy SFS across the entire Company and increase turns have created significant opportunities to generate incremental free cash flow. Going forward, the Company plans to further leverage SFS to generate ongoing improvements both in the existing business and future acquisitions in working capital turns, cycle times, complexity reduction and customer service levels, with a goal of ultimately achieving 10 working capital turns.
Raw Materials
The Company’s products are manufactured using ferrous and non-ferrous metals including, but not limited to steel, zinc, copper, brass, aluminum and nickel as well as resins. The Company also purchases components such as batteries, motors, and electronic components to use in manufacturing and assembly operations along with resin-based molded parts. The raw materials required are procured globally and available from multiple sources at competitive prices. As part of the Company's Enterprise Risk Management, the Company has implemented a supplier risk mitigation strategy in order to identify and address any potential supply disruption associated with commodities, components, finished goods and critical services. The Company does not anticipate difficulties in obtaining supplies for any raw materials or energy used in its production processes.

Backlog
Due to short order cycles and rapid inventory turnover primarily in the Company's Tools & Storage segment, backlog is generally not considered a significant indicator of future performance. At January 31, 2015, the Company had approximately $888 million in unfilled orders, which mainly relate to the Engineered Fastening and Security businesses. Substantially all of these orders are reasonably expected to be filled within the current fiscal year. As of February 1, 2014 and February 2, 2013, unfilled orders amounted to $948 million and $850 million, respectively.
Patents and Trademarks
No business segment is dependent, to any significant degree, on patents, licenses, franchises or concessions, and the loss of these patents, licenses, franchises or concessions would not have a material adverse effect on any of the business segments. The Company owns numerous patents, none of which individually is material to the Company's operations as a whole. These patents expire at various times over the next 20 years. The Company holds licenses, franchises and concessions, none of which individually or in the aggregate are material to the Company's operations as a whole. These licenses, franchises and concessions vary in duration, but generally run from one to 40 years.

The Company has numerous trademarks that are used in its businesses worldwide. In the Tools & Storage segment, significant trademarks include STANLEY®, BLACK+DECKER®, DEWALT®, Porter-Cable®, Bostitch®, FatMax®, Powers®, Oldham®, Guaranteed Tough®, InnerSpace®, MAC®, MAC Tools®, Proto®, Vidmar®, Facom®, USAG™, Lista® and the yellow & black color scheme for power tools and accessories. Significant trademarks in the Industrial segment include STANLEY®, CRC®, LaBounty®, Dubuis®, AeroScout®, Cribmaster®, Expert®, SIDCHROME™, POP®, Warren®, GRIPCO®, Avdel®, HeliCoil®, MasterFix®, Tucker®, NPR®, Dodge®, and Spiralock®. The Security segment includes significant trademarks such as STANLEY®, BEST®, Blick™, HSM®, Sargent & Greenleaf®, S&G®, SONITROL®, Niscayah®, Stanley Access Technologies™, AeroScout®, Hugs®, WanderGuard®, Roam Alert®, MyCall®, Arial® and Bed-Check®. The terms of these trademarks typically vary from 10 to 20 years, with most trademarks being renewable indefinitely for like terms.

Environmental Regulations
The Company is subject to various environmental laws and regulations in the U.S. and foreign countries where it has operations. Future laws and regulations are expected to be increasingly stringent and will likely increase the Company’s expenditures related to environmental matters.
In the normal course of business, the Company is involved in various legal proceedings relating to environmental issues. The Company’s policy is to accrue environmental investigatory and remediation costs for identified sites when it is probable that a liability has been incurred and the amount of loss can be reasonably estimated. In the event that no amount in the range of probable loss is considered most likely, the minimum loss in the range is accrued. The amount of liability recorded is based on an evaluation of currently available facts with respect to each individual site and includes such factors as existing technology, presently enacted laws and regulations, and prior experience in remediation of contaminated sites. The liabilities recorded do not take into account any claims for recoveries from insurance or third parties. As assessments and remediation progress at individual sites, the amounts recorded are reviewed periodically and adjusted to reflect additional technical and legal information that becomes available. As of January 3, 2015 and December 28, 2013, the Company had reserves of $177.3 million and $184.1 million, respectively, for remediation activities associated with Company-owned properties, as well as for Superfund sites, for losses that are probable and estimable. Of the 2014 amount, $13.0 million is classified as current and $164.3 million as long-term, which is expected to be paid over the estimated remediation period. As of January 3, 2015, the Company has recorded $21.7 million in other assets related to funding by the Environmental Protection Agency ("EPA") and monies received have been placed in trust in accordance with the Consent Decree associated with the West Coast Loading Corporation ("WCLC") proceedings, as further discussed in Note S, Contingencies, of the Notes to Consolidated Financial Statements in Item 8. Accordingly, the Company's cash obligation as of January 3, 2015 associated with the aforementioned remediation activities is $155.6 million. The range of environmental remediation costs that is reasonably possible is $135.7 million to $268.9 million, which is subject to change in the near term. The Company may be liable for environmental remediation of sites it no longer owns. Liabilities have been recorded on those sites in accordance with policy.
The amount recorded for identified contingent liabilities is based on estimates. Amounts recorded are reviewed periodically and adjusted to reflect additional technical and legal information that becomes available. Actual costs to be incurred in future periods may vary from the estimates, given the inherent uncertainties in evaluating certain exposures. Subject to the imprecision in estimating future contingent liability costs, the Company does not expect that any sum it may have to pay in connection with these matters in excess of the amounts recorded will have a materially adverse effect on its financial position, results of operations or liquidity. Additional information regarding environmental matters is available in Note S, Contingencies, of the Notes to Consolidated Financial Statements in Item 8.
Employees
At January 3, 2015, the Company had approximately 50,400 employees, 13,131 of whom are employed in the U.S. Approximately 1,000 U.S. employees are covered by collective bargaining agreements negotiated with 21 different local labor unions who are, in turn, affiliated with approximately 6 different international labor unions. The majority of the Company’s hourly-paid and weekly-paid employees outside the U.S. are not covered by collective bargaining agreements. The Company’s labor agreements in the U.S. expire between 2015 and 2018. There have been no significant interruptions of the Company’s operations in recent years due to labor disputes. The Company believes that its relationship with its employees is good.
Research and Development Costs
Research and development costs, which are classified in SG&A, were $174.6 million, $170.7 million and $151.4 million for fiscal years 2014, 2013 and 2012, respectively.
Available Information
The Company’s website is located at http://www.stanleyblackanddecker.com. This URL is intended to be an inactive textual reference only. It is not intended to be an active hyperlink to the Company's website. The information on the Company's website is not, and is not intended to be, part of this Form 10-K and is not incorporated into this report by reference. The Company makes its Forms 10-K, 10-Q, 8-K and amendments to each available free of charge on its website as soon as reasonably practicable after filing them with, or furnishing them to, the U.S. Securities and Exchange Commission.